Independent Auditors' Report
To the Shareholders and
Board of Directors of
The Nevis Fund, Inc.:
In planning and performing our audit of
the financial statements of The Nevis
Fund, Inc. for the year ended May 31,
2003, we considered its internal
control, including control activities
for safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form N-SAR, not
to provide assurance on internal
control.
The management of The Nevis Fund, Inc.
is responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant to
an audit pertain to the entity's
objective of preparing financial
statements for external purposes that
are fairly presented in conformity with
accounting principles generally accepted
in the United States of America.  Those
controls include the safeguarding of
assets against unauthorized acquisition,
use, or disposition.
Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal
control to future periods is subject to
the risk that it may become inadequate
because of changes in conditions or that
the effectiveness of the design and
operation may deteriorate.
Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of
Certified Public Accountants. A material
weakness is a condition in which the
design or operation of one or more of
the internal control components does not
reduce to a relatively low level the
risk that misstatements caused by error
or fraud in amounts that would be
material in relation to the financial
statements being audited may occur and
not be detected within a timely period
by employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of May 31, 2003.
This report is intended solely for the
information and use of management and
the Board of Directors of The Nevis
Fund, Inc. and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.
/s/  KPMG
LLP

Philadelphia, Pennsylvania
July 3, 2003